Exhibit 99.1
Hanmi Financial Posts 1Q11 Earnings of $10.4 Million, Doubled from 4Q10;
Continues Profitability for Second Consecutive Quarter
LOS ANGELES — April 21, 2011 — Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported it earned $10.4 million, or $0.07 per diluted share, for the first quarter of 2011, up 96.5% from $5.3 million, or $0.04 per diluted share, in the fourth quarter of 2010, and a substantial improvement from its net loss of $49.5 million, or $0.97 per share, in the year ago quarter.
“As we start 2011, we are pleased that our first quarter financial results reflect improvement in the strength of our franchise. Our increasing profitability in this quarter reflects continuing improvements in credit quality, net interest margin, and efficiency,” said Jay S. Yoo, President and Chief Executive Officer. “Hanmi is emerging from this credit cycle with a stronger balance sheet than a year ago, and we anticipate improved operating results for the rest of 2011 and going forward. We believe our recent performance reflects the work of our employees and the confidence our customers show in us.”
First Quarter 2011 Highlights (at or for the period ended March 31, 2011)
•	Hanmi’s first quarter net income of $10.4 million, or $0.07 per diluted share, was the second consecutive quarterly profit and the largest quarterly profit since the second quarter of 2007.

•	Non-performing assets (NPA) declined 10.8% to $154.4 million, or 5.36% of total assets, from $173.1 million, or 5.95% of total assets in the fourth quarter, which represents the lowest level since the first quarter of 2009. Nonperforming assets were down 45.8% from $284.6 million, or 9.43% of total assets a year ago.

•	Delinquent loans, which are 30 to 89 days past due, were $20.7 million, a slight decrease of $746,000 from the fourth quarter of 2010, and significantly improved year-over-year, declining 69.8% from $68.6 million a year ago.

•	There was no provision for credit losses during the first-quarter of 2011. Total net charge-offs declined to $21.6 million in the first quarter of 2011, a $13.7 million reduction from $35.2 million in the fourth quarter of 2010. While net charge-offs continued to exceed the provision for loan losses in the first quarter, the improving credit quality of the loan portfolio allowed for the reduction of the allowance this quarter.

•	The coverage ratio of the loan loss allowance to non-performing loans increased to 82.9% at March 31, 2011, compared to 67.8% a year ago.

•	Total assets were $2.88 billion, a decline of $27.5 million, or 0.9%, on a sequential quarter basis. Similarly, total deposits were $2.43 billion, down 1.5% from the fourth quarter of 2010. Consistent with previous quarters, the balance-sheet deleveraging slowed substantially in the first quarter of 2011.

•	Total deposits decreased $35.8 million, or 1.5%, to $2.43 billion during the quarter from $2.47 billion in the prior quarter while core deposits, which are total deposits less time deposits greater than $100,000, increased to $1.45 billion, up $105.1 million, or 7.8%, on a sequential quarter basis, due to a continued core-deposit campaign.

•	Net interest margin (NIM) improved to 3.66% in the first quarter of 2011, up 18 basis points from 3.48% in the fourth quarter of 2010 and down just 3 basis points from the first quarter a year ago.

•	Capital ratios remained strong with total risk based capital to assets at 13.0% up from 12.22% at the end of 2010.
Capital Management
“With the $120 million capital raise last year and positive earnings for the last two quarters, our capital levels at Hanmi Bank have continued to improve and reached their highest level since the third quarter of 2009,” Yoo stated. “We are continuing to work on strengthening our balance sheet and fulfilling all current regulatory requirements. While internally our asset quality is improving, and externally the economy appears to be gradually recovering, we remain focused on continuing to improve our performance and condition. We continue to evaluate opportunities to further enhance our capital position with additional capital, so as to strengthen our balance sheet for future growth as well as unexpected events. We are actively considering various alternatives for raising capital, including Woori Finance’s proposed investment, and expect to make progress during the second quarter of 2011.”
At March 31, 2011, the Bank’s Total Risk-Based Capital Ratio was 13.0% compared to 12.22% in the immediate prior quarter and 7.81% a year ago. Tier 1 Risk-Based Capital Ratio was 11.70% compared to 10.91% at December 31, 2010, and 6.49% a year ago. First quarter Tier 1 Leverage Ratio was 9.08% compared to 8.55% in the fourth quarter and 5.68% in the first quarter of 2010. The Bank’s Tangible Common Equity to Tangible Assets at March 31, 2011was 9.10% compared to 8.59% in the linked quarter and 5.89% a year ago. All of the Bank’s capital ratios were above the minimum regulatory standards for being considered to be “well-capitalized” for regulatory purposes. The Bank’s Tangible Common Equity to Tangible Assets at March 31, 2011, is still below the requirements set forth in the Final Order issued to Hanmi Bank by the California Department of Financial Institutions requiring 9.5%.
Asset Quality
“Our efforts to improve our credit risk management system are bringing positive results,” said J.H. Son, Executive Vice President and Chief Credit Officer. “We have committed additional resources to credit underwriting, monitoring and review, as well as devoting time and resources to problem asset resolution and asset sales. We believe that these initiatives have significantly reduced nonperforming assets from the peak reached in the first quarter of last year.”
Non-performing loans (NPLs) declined 10% to $151.7 million at March 31, 2011, from $169.0 million at December 31, 2010, and are down 42% from $262.2 million at March 31, 2010. Of the total NPLs, $53.4 million, or 35%, were current on payments. In addition, $20.9 million, or 14%, were recorded at the lower of cost or fair value as we have classified these loans as held for sale. During the quarter, we sold 18 NPLs with net proceeds of $27.9 million, which generated a net gain of $1.9 million and a recovery of $578,000 in the first quarter of 2011. Hanmi actively manages its loan portfolio and regularly sells NPLs prior to foreclosure, which partially accounts for the reduction in NPAs. The following table shows non-performing loans by loan category:
Total Non-Performing Loans

		% of Total		% of Total		% of Total
(Dollars in Thousands)	03/31/2011	NPL	12/31/2010	NPL	03/31/2010	NPL
Real Estate Loans:
Commercial Property
Retail	8,669	5.7%	10,998	6.5%	31,604	12.1%
Land	22,523	14.8%	26,808	15.9%	46,388	17.7%
Other	5,108	3.4%	10,131	6.0%	16,498	6.3%
Construction	23,421	15.4%	19,097	11.3%	9,823	3.7%
Residential Property	2,014	1.3%	1,926	1.1%	2,813	1.1%

Commercial & Industrial Loans:
Commercial Term
Unsecured	10,435	6.9%	17,065	10.1%	22,299	8.5%
Secured by Real Estate	45,763	30.2%	45,946	27.2%	93,045	35.5%
Commercial Lines of Credit	2,169	1.4%	2,798	1.7%	4,775	1.8%
SBA	30,539	20.1%	33,085	19.6%	31,778	12.1%
International Loans	123	0.1%	127	0.1%	2,427	0.9%
Consumer Loans	966	0.6%	1,047	0.6%	782	0.3%

TOTAL NPL (1)	151,730	100.0%	169,028	100.0%	262,232	100.0%

(1)	Includes loans held for sale of $26.9 million, $26.6 million and $5.5 million as of March 31, 2011, December 31, 2010, and March 31, 2010, respectively.
Sale of other real estate owned (OREO), continued during the first quarter, with three properties sold for net proceeds of $1.8 million, resulting in a $219,000 net gain. OREO totaled $2.6 million at March 31, 2011, down from $4.1 million at December 31, 2010 and also down from $22.4 million a year ago.
“We are also diligently working with customers who only recently have fallen behind on payments and are less than 90 days delinquent on their loans,” Son said. Delinquent loans, which are not included in the NPL totals, decreased to $20.7 million, or 0.95% of gross loans at March 31, 2011, from $68.6 million, or 2.56% of gross loans at March 31, 2010. On a sequential quarter basis, the amount of delinquent loans on accrual status slightly decreased 746,000 from $21.5 million or 0.95% of gross loans at December 31, 2010.

Delinquent Loans on Accrual Status

		% of		% of		% of
(Dollars in Thousands)	03/31/2011	Total	12/31/2010	Total	03/31/2010	Total
Real Estate Loans:
Commercial Property
Retail	295	1.4%	—	—	9,923	14.5%
Land	1,000	4.8%	—	—	2,300	3.4%
Other	2,247	10.8%	—	—	5,232	7.6%
Construction	—	—	4,894	22.8%	—	—
Residential Property	2,069	10.0%	522	2.4%	284	0.4%

Commercial & Industrial Loans:
Commercial Term
Unsecured	3,142	15.2%	3,620	16.9%	8,826	12.9%
Secured by Real Estate	5,026	24.3%	7,251	33.8%	35,711	52.0%
Commercial Lines of Credit	1,457	7.0%	160	0.7%	2,327	3.4%
SBA	5,295	25.6%	4,381	20.4%	3,443	5.0%
International Loans	—	—	—	—	161	0.2%
Consumer Loans	180	0.9%	629	2.9%	433	0.6%

TOTAL (1)	20,711	100.0%	21,457	100.0%	68,640	100.0%

(1)	Includes loans held for sale of $774,000 as of March 31, 2011.
At March 31, 2011, the allowance for loan losses declined 13.9% to $125.8 million, or 5.79% of gross loans, from $146.1 million in the preceding quarter, or 6.44% of gross loans, and compared to $177.8 million, or 6.63% of gross loans a year ago. The ratio of Hanmi’s loan loss allowance to non-performing loans at March 31, 2011, increased to 83%, up from 68% a year ago. First quarter charge-offs, net of recoveries, were $21.6 million compared to $35.2 million in the fourth quarter and $26.4 million in the first quarter of 2010.
Hanmi recorded a zero provision for credit losses in the first quarter of 2011, down from $5.0 million and $58.0 million in the prior quarter and the first quarter a year ago, respectively. Total allowance for loan and lease losses has subsequently decreased over the last two consecutive quarters as a result of continuing improvements in Hanmi’s credit metrics. As such, provisioning expense with relation to loans has been minimal for the past two quarters. This assessment also takes into account many factors, including net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio composition and size.
The Bank reversed $1.3 million in provision for off-balance sheet items, resulting from a decrease of off-balance sheet reserves from $3.4 million in the prior quarter to $2.1 million in the current quarter. The reversal was primarily due to off-balance reserves for international loans, commercial lines of credit, and construction loans, which decreased by $787,000, $155,000, and $145,000, respectively.
Hanmi has used its resources to proactively resolve credit issues arising from the current economic downturn. The following table shows Hanmi’s credit quality trends since the first quarter of 2007.

Credit Quality Trends (Dollars in Thousands)

	Provision for		Allowance for	30-89 Days Past	Non-performing
	Credit		Loan Losses to	Due to Gross	Assets to Total
	Losses	Net Charge-offs	Gross Loans (% )	Loans(% )	Assets (% )
03/31/2007	6,132	2,404	1.08	0.69	0.52
06/30/2007	3,023	2,518	1.05	0.52	0.61
09/30/2007	8,464	6,084	1.07	0.52	1.12
12/31/2007	20,704	11,628	1.33	0.61	1.37
03/31/2008	17,821	7,297	1.60	0.73	2.25
06/30/2008	19,229	8,220	1.88	0.94	2.91
09/30/2008	13,176	11,831	1.91	0.68	3.04
12/31/2008	25,450	18,622	2.11	1.23	3.14
03/31/2009	45,953	11,813	3.16	1.45	4.04
06/30/2009	23,934	23,597	3.33	1.51	5.20
09/30/2009	49,500	29,875	4.19	0.96	5.83
12/31/2009	77,000	57,312	5.14	1.46	7.76
03/31/2010	57,996	26,393	6.63	2.56	9.43
06/30/2010	37,500	38,946	7.06	0.87	9.13
09/30/2010	22,000	21,304	7.35	1.00	7.25
12/31/2010	5,000	35,249	6.44	0.95	5.95
03/31/2011	—	21,555	5.79	0.95	5.36
For the quarters ended March 31, 2011, December 31, 2010 and March 31, 2010, we sold loans with carrying value of $26.0 million resulting in net proceeds of $27.9 million, $28.6 million resulting in net proceeds of $23.8 million and $26.7 million resulting in net proceeds of $25.2 million, respectively. At March 31, 2011, loans held for sale totaled $47.6 million, an increase of $11.0 million, or 30.1%, from $36.6 million at December 31, 2010 and an increase of $37.5 million from $10.1 million at March 31, 2010. The increases in loans held for sale reflected efforts to improve asset quality through the disposition of problem assets. At March 31, 2011, loans with $50.7 million in recorded investment remained to be sold at a carrying value of $47.6 million.
Loans Held for Sale

(Dollars in Thousands)	3/31/2011	12/31/2010	$ Change	% Change	3/31/2010	$ Change	% Change
Real Estate Loans:
Commercial Property
Retail	295	—	295		—	295
Land	—	1,082	(1,082)	(100%)	—	—
Other	3,217	1,177	2,040	173.3%	—	3,217
Construction	—	1,406	(1,406)	(100.0%)	—	—
Commercial & Industrial Loans:
Commercial Term			—
Unsecured	65		65		170	(105)	-61.8%
Secured by Real Estate	24,979	14,893	10,086	67.7%	4,514	20,465	453.4%
SBA	19,093	18,062	1,031	5.7%	5,420	13,673	252.3%

TOTAL	47,649	36,620	11,029	30.1%	10,104	37,545	371.6%

Balance Sheet
Total assets decreased slightly at the end of the first quarter of 2011 to $2.88 billion, from $2.91 billion at December 31, 2010, and down 4.6% from $3.02 billion at March 31, 2010. Gross loans, net of deferred loan fees, were $2.17 billion at March 31, 2011, down 4.1% from $2.27 billion at December 31, 2010, and down 19% from $2.68 billion at March 31, 2010.
Average gross loans decreased 19.2% to $2.23 billion for the first quarter of 2011 from $2.77 billion for the like quarter a year ago and declined 4.9% from $2.35 billion for the fourth quarter of 2010. Loan balances reflect continued progress in reducing the number of problem loans, along with relatively weak loan demand due to challenging business and economic conditions.
Hanmi’s average investment securities portfolio more than tripled to $473.1 million for the first quarter of 2011 from $125.3 million for the first quarter a year ago and increased 34.8% from $351.0 million from the quarter ended December 31, 2010. Surplus funds primarily generated from aggressive loan sales and the $120 million capital raise along with relatively weak loan demand contributed to the increase in investment securities over the past year. The securities portfolio contains mostly high-quality short and mid-term investments that are selected to provide a relatively stable source of interest income, while maintaining strong liquidity. U.S. Government agency bonds, mortgage backed securities and securities collateralized by residential mortgages guaranteed by U.S. Government sponsored entities account for 90% of the securities portfolio. In anticipation of rising interest rates, management purchased government-sponsored investment securities with short durations.
Including secured off-balance sheet lines of credit, total available liquidity to Hanmi was $1.1 billion at March 31, 2011, representing 37.1% of total assets and 44% of total deposits. “We believe our liquidity is more than sufficient to meet the needs of our customers, “said Yoo. The Bank’s increase in investment securities also provides a balance of liquidity and yield, and is a source of funding for future loan growth.
Average deposits also decreased 7.7% to $2.46 billion for the first quarter of 2011 from $2.66 billion for the like quarter in 2010, and declined 2.2% from $2.51 billion for the first quarter of 2010. The deleveraging strategy employed last year focused on reduction in promotional time deposits and reduced reliance on non-retail deposits, including brokered time deposits and funds raised from rate listing services.
The improvement in the deposit mix contributed to lower costs. Transaction deposits, excluding time deposits, accounted for 47.7% of total deposits, up from 43.1% in the prior quarter and 44.7% at the end of the first quarter a year ago. There are no brokered deposits in the deposit mix at quarter-end. Total deposits decreased 8.3% year-over-year and declined 1.5% from the prior quarter. While the quarter-over-quarter decline in total deposits was mainly attributable to a $42.5 million, or 25% decrease in time deposits raised from rate listing services, the year-over-year decrease in total deposits was primarily due to a $63.4 million decrease in brokered deposits. Total deposits were $2.43 billion at March 31, 2011, compared to $2.47 billion at December 31, 2010, and $2.65 billion at March 31, 2010.
Results of Operations
Net interest income, before the provision for credit losses, totaled $26.1 million for the first quarter of 2011, which was up 0.5% from $26.0 million in the linked quarter and down 5% from $27.3 million in the first quarter a year ago. Interest income was down 2.1% in the quarter and 11% from a year ago, while interest expense fell 10.1% in the quarter and 27.5% year- over-year.
The average yield on the loan portfolio improved 13 basis points to 5.61% from 5.48% from the prior quarter, and was up by 23 basis points from 5.38% from the first quarter in 2010. The cost of average interest-bearing deposits in the first quarter continued to decrease to 1.44%, down 11 basis points from the prior quarter and 43 basis points from the first quarter of 2010. As a result, Hanmi’s net interest margin improved 18 basis points to 3.66% in the first quarter of 2011 from 3.48% in the fourth quarter, due mainly to improved yields on interest-earning assets and reduced cost of funds, partially offset by a decline in interest-earning assets. When compared to the first quarter of 2010, net interest margin declined just 3 basis points from 3.69%, due primarily to a decline in interest-earning assets, mainly offset by lower cost of funds.
There was no provision for credit losses in the first quarter of 2011 compared to $5.0 million in the prior quarter and $58.0 million in the first quarter a year ago, due to steady declines in classified assets, non-performing loans, and overall loan balance. The provision for loan losses has decreased steadily for five consecutive quarters.

Total non-interest income in the first quarter of 2011 was $5.5 million, down from $6.1 million in the fourth quarter of 2010 and down from $7.0 million in the first quarter a year ago. The year-over-year decrease in non-interest income is due to decreases in service charges on deposit accounts and lower net gains on sales of loans and securities. Service charges on deposit accounts decreased to $3.1million for the first quarter of 2011 from $3.3 million in the linked quarter and $3.7 million for the first quarter of 2010. The year-over-year decrease in service charges on deposit accounts represented a decrease in NSF service charges due to the continued underlying decline in activity as customers better managed their account balances.. In the first quarter of 2011, we recognized $2.2 million valuation adjustment on loans held for sale, the majority of which was offset by $1.9 million gains from the sales of loans held for sale. The net amount of $338,000 was recorded as net loss on sales of loans. When compared to the first quarter of 2011, we recognized $76,000 and $105,000 gains on the sales of loans and securities in the prior quarter and the first quarter a year ago, respectively.
Total non-interest expense decreased 3.1% in the quarter and 19.7% year-over-year to $21.1 million for the first quarter, down from $21.7 million in the fourth quarter of 2010 and $26.2 million for the first quarter a year ago. The notable year-over-year improvement was primarily attributable to an 85.5% reduction in OREO expenses as a result of lower losses and write-downs on foreclosed properties.
Conference Call Information
Management will host a conference today at 1:30 p.m. PDT (4.30 p.m. EDT) to discuss these financial results. This call will also be broadcast live via the internet. Investment professionals and all others are invited to access the live call by dialing or (617) 597-5474 for international callers at 1:30 p.m. (PDT), using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi Financial Corporation website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (617) 801-6888 using access code #84796223, where it will be archived until May 14, 2011.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward —looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, including our securities purchase agreement with Woori Finance Holdings, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction with Woori Finance Holdings on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010, as amended (the “Transaction”); failure to receive regulatory approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including, in particular Item 1A of our Form 10K for the year ended December 31, 2010, as well as current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Cautionary Statements
Future issuance of any securities relating to the Woori transaction has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Contact: Hanmi Financial Corporation

DAVID YANG	Investor Relations Officer	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2011	2010	Change	2010	Change
ASSETS

Cash and Due from Banks	$67,507	$60,983	10.7%	$59,677	13.1%
Interest-Bearing Deposits in Other Banks	83,354	158,737	(47.5)%	139,540	(40.3)%
Federal Funds Sold	19,500	30,000	(35.0)%	—	—

Cash and Cash Equivalents	170,361	249,720	(31.8)%	199,217	(14.5)%

Investment Securities	539,194	413,963	30.3%	114,231	372.0%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,173,415	2,267,126	(4.1)%	2,682,890	(19.0)%
Allowance for Loan Losses	(125,780)	(146,059)	(13.9)%	(177,820)	(29.3)%

Loans Receivable, Net	2,047,635	2,121,067	(3.5)%	2,505,070	(18.3)%

Accrued Interest Receivable	8,796	8,048	9.3%	9,026	(2.5)%
Premises and Equipment, Net	17,165	17,599	(2.5)%	18,236	(5.9)%
Other Real Estate Owned, Net	2,642	4,089	(35.4)%	22,399	(88.2)%
Due from Customers on Acceptances	805	711	13.2%	1,914	(57.9)%
Servicing Assets	2,698	2,890	(6.6)%	3,590	(24.8)%
Other Intangible Assets, Net	2,015	2,233	(9.8)%	3,055	(34.0)%
Investment in FHLB and FRB Stock, at Cost	33,649	34,731	(3.1)%	38,575	(12.8)%
Bank-Owned Life Insurance	27,581	27,350	0.8%	26,639	3.5%
Income Taxes Receivable	9,188	9,188	—	59,680	(84.6)%
Other Assets	17,937	15,559	15.3%	16,669	7.6%

TOTAL ASSETS	$2,879,666	$2,907,148	(0.9)%	$3,018,301	(4.6)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-Bearing	$576,733	$546,815	5.5%	$575,015	0.3%
Interest-Bearing	1,854,207	1,919,906	(3.4)%	2,075,265	(10.7)%

Total Deposits	2,430,940	2,466,721	(1.5)%	2,650,280	(8.3)%

Accrued Interest Payable	14,184	15,966	(11.2)%	13,146	7.9%
Bank Acceptances Outstanding	805	711	13.2%	1,914	(57.9)%
Federal Home Loan Bank Advances	153,565	153,650	(0.1)%	153,898	(0.2)%
Other Borrowings	1,386	1,570	(11.7)%	4,428	(68.7)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Accrued Expenses and Other Liabilities	12,329	12,868	(4.2)%	11,207	10.0%

Total Liabilities	2,695,615	2,733,892	(1.4)%	2,917,279	(7.6)%

Stockholders’ Equity	184,051	173,256	6.2%	101,022	82.2%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,879,666	$2,907,148	(0.9)%	$3,018,301	(4.6)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	Mar 31,	Dec 31,	%	March 31,	%
	2011	2010	Change	2010	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$30,905	$32,466	(4.8)%	$36,695	(15.8)%
Taxable Interest on Investment Securities	2,673	1,839	45.4%	1,070	149.8%
Tax-Exempt Interest on Investment Securities	40	9	344.4%	77	(48.1)%
Dividends on FRB and FHLB Stock	133	135	(1.5)%	139	(4.3)%
Interest on Interest-Bearing Deposits in Other Banks	89	149	(40.3)%	55	61.8%
Interest on Federal Funds Sold	35	15	133.3%	17	105.9%

Total Interest and Dividend Income	33,875	34,613	(2.1)%	38,053	(11.0)%

INTEREST EXPENSE:
Interest on Deposits	6,735	7,592	(11.3)%	9,704	(30.6)%
Interest on Junior Subordinated Debentures	698	711	(1.8)%	669	4.3%
Interest on Federal Home Loan Bank Advances	333	339	(1.8)%	346	(3.8)%

Total Interest Expense	7,766	8,642	(10.1)%	10,719	(27.5)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	26,109	25,971	0.5%	27,334	(4.5)%
Provision for Credit Losses	—	5,000	(100.0)%	57,996	(100.0)%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	26,109	20,971	24.5%	(30,662)	(185.2)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,141	3,279	(4.2)%	3,726	(15.7)%
Insurance Commissions	1,260	1,122	12.3%	1,278	(1.4)%
Remittance Fees	462	499	(7.4)%	462	—
Trade Finance Fees	297	379	(21.6)%	351	(15.4)%
Other Service Charges and Fees	333	323	3.1%	412	(19.2)%
Bank-Owned Life Insurance Income	230	239	(3.8)%	231	(0.4)%
Net Gain on Sales of Investment Securities	—	5	(100.0)%	105	(100.0)%
Net Gain (Loss) on Sales of Loans	(338)	71	(576.1)%	—	—
Other Operating Income (Loss)	123	136	(9.6)%	440	(72.0)%

Total Non-Interest Income	5,508	6,053	(9.0)%	7,005	(21.4)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,124	9,381	(2.7)%	8,786	3.8%
Occupancy and Equipment	2,565	2,672	(4.0)%	2,725	(5.9)%
Deposit Insurance Premiums and Regulatory Assessments	2,070	2,204	(6.1)%	2,224	(6.9)%
Data Processing	1,399	1,499	(6.7)%	1,499	(6.7)%
Other Real Estate Owned Expense	829	681	21.7%	5,700	(85.5)%
Professional Fees	789	680	16.0%	1,066	(26.0)%
Directors and Officers Liability Insurance	734	716	2.5%	716	2.5%
Other Operating Expenses	3,551	3,902	(9.0)%	3,508	1.2%

Total Non-Interest Expense	21,061	21,735	(3.1)%	26,224	(19.7)%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	10,556	5,289	99.6%	(49,881)	(121.2)%
Provision (Benefit) for Income Taxes	119	(23)	(617.4)%	(395)	(130.1)%

NET INCOME (LOSS)	$10,437	$5,312	96.5%	$(49,486)	(121.1)%

EARNINGS (LOSS) PER SHARE:
Basic	$0.07	$0.04	75.0%	$(0.97)	(107.2)%
Diluted	$0.07	$0.04	75.0%	$(0.97)	(107.2)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	151,061,012	151,051,903		50,998,990
Diluted	151,287,573	151,197,503		50,998,990

SHARES OUTSTANDING AT PERIOD-END	151,258,390	151,198,390		51,182,390

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2011	2010	Change	2010	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,234,110	$2,349,660	(4.9)%	$2,765,701	(19.20)%
Average Investment Securities	473,113	350,954	34.8%	125,340	277.5%
Average Interest-Earning Assets	2,892,404	2,961,297	(2.3)%	3,010,938	(3.90)%
Average Total Assets	2,906,253	2,949,647	(1.5)%	3,086,198	(5.8)%
Average Deposits	2,458,836	2,512,893	(2.2)%	2,662,960	(7.7)%
Average Borrowings	237,452	237,702	(0.1)%	257,132	(7.7)%
Average Interest-Bearing Liabilities	2,133,097	2,186,920	(2.5)%	2,360,992	(9.70)%
Average Stockholders’ Equity	178,221	166,752	6.9%	137,931	29.2%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	1.46%	0.71%		(6.50)%
Return on Average Stockholders’ Equity	23.75%	12.64%		(145.50)%
Efficiency Ratio	66.61%	67.87%		76.37%
Net Interest Spread (1)	3.27%	3.07%		3.29%
Net Interest Margin (1)	3.66%	3.48%		3.69%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$146,059	$176,063	(17.0)%	$144,996	0.7%
Provision Charged to Operating Expense	1,276	5,245	(75.7)%	59,217	(97.8)%
Charge-Offs, Net of Recoveries	(21,555)	(35,249)	(38.8)%	(26,393)	(18.3)%

Balance at End of Period	$125,780	$146,059	(13.9)%	$177,820	(29.3)%

Allowance for Loan Losses to Total Gross Loans	5.79%	6.44%		6.63%
Allowance for Loan Losses to Total Non-Performing Loans	82.90%	86.41%		67.81%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$3,417	$3,662	(6.7)%	$3,876	(11.8)%
Provision Charged to Operating Expense	(1,276)	(245)	420.8%	(1,221)	(134.5)%

Balance at End of Period	$2,141	$3,417	(37.3)%	$2,655	(19.4)%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2011	2010	Change	2010	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$151,730	$169,028	(10.2)%	$262,232	(42.1)%
Loans 90 Days or More Past Due and Still Accruing	—	—	—	—	—

Total Non-Performing Loans (2)	151,730	169,028	(10.2)%	262,232	(42.1)%
Other Real Estate Owned, Net	2,642	4,089	(35.4)%	22,399	(88.2)%

Total Non-Performing Assets	$154,372	$173,117	(10.8)%	$284,631	(45.8)%

Total Non-Performing Loans/Total Gross Loans	6.98%	7.45%		9.77%
Total Non-Performing Assets/Total Assets	5.36%	5.95%		9.43%
Total Non-Performing Assets/Allowance for Loan Losses	122.7%	118.5%		160.1%

DELINQUENT LOANS (Accrual Status) (3)	$20,711	$21,457	(3.5)%	$68,640	(69.8)%

Delinquent Loans (Accrual Status)/Total Gross Loans	0.95%	0.95%		2.56%

LOAN PORTFOLIO:
Real Estate Loans	$815,928	$856,527	(4.7)%	$986,417	(17.3)%
Commercial and Industrial Loans (4)	1,309,644	1,360,865	(3.8)%	1,638,550	(20.1)%
Consumer Loans	48,120	50,300	(4.3)%	58,886	(18.3)%

Total Gross Loans	2,173,692	2,267,692	(4.1)%	2,683,853	(19.0)%
Deferred Loan Fees	(277)	(566)	(51.1)%	(963)	(71.2)%

Gross Loans, Net of Deferred Loan Fees	2,173,415	2,267,126	(4.1)%	2,682,890	(19.0)%
Allowance for Loan Losses	(125,780)	(146,059)	(13.9)%	(177,820)	(29.3)%

Loans Receivable, Net	$2,047,635	$2,121,067	(3.5)%	$2,505,070	(18.3)%

LOAN MIX:
Real Estate Loans	37.5%	37.8%		36.8%
Commercial and Industrial Loans	60.2%	60.0%		61.1%
Consumer Loans	2.3%	2.2%		2.1%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$576,733	$546,815	5.5%	$575,015	0.3%
Savings	113,513	113,968	(0.4)%	121,041	(6.2)%
Money Market Checking and NOW Accounts	469,377	402,481	16.6%	488,366	(3.9)%
Time Deposits of $100,000 or More	977,738	1,118,621	(12.6)%	1,048,688	(6.8)%
Other Time Deposits	293,579	284,836	3.1%	417,170	(29.6)%

Total Deposits	$2,430,940	$2,466,721	(1.5)%	$2,650,280	(8.3)%

DEPOSIT MIX:
Demand — Noninterest-Bearing	23.7%	22.2%		21.7%
Savings	4.7%	4.6%		4.6%
Money Market Checking and NOW Accounts	19.3%	16.3%		18.4%
Time Deposits of $100,000 or More	40.2%	45.3%		39.6%
Other Time Deposits	12.1%	11.6%		15.7%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	13.00%	12.22%		7.81%
Tier 1 Risk-Based	11.70%	10.91%		6.49%
Tier 1 Leverage	9.08%	8.55%		5.68%

(2)	Include loans held for sale of $26.9 million, $26.6 million and $5.5 million as of March 31, 2011, December 31, 2010, and March 31, 2010, respectively.

(3)	Include loans which are 30 to 89 days delinquent and loans held for sale of $774,000 as of March 31, 2011.

(4)	Commercial and industrial loans include owner-occupied property loans of $864.7 million, $894.8 million and $1.08 billion as of March 31, 2011, December 31, 2010, and March 31, 2010, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(Dollars in Thousands) (UNAUDITED)

	Three Months Ended
	March 31, 2011
		Interest Income/
	Average Balance	Expense	Average Yield/ Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$721,933	$9,611	5.40%
Construction	60,221	508	3.42%
Residential Property	60,978	683	4.54%

Total Real Estate Loans	843,132	10,802	5.20%
Commercial and Industrial Loans (1)	1,342,271	19,392	5.86%
Consumer Loans	49,167	582	4.80%

Total Gross Loans	2,234,570	30,776	5.59%
Prepayment Penalty Income	—	129	—
Unearned Income on Loans, Net of Costs	(460)	—	—

Gross Loans, Net	2,234,110	30,905	5.61%

Investment Securities:
Municipal Bonds — Taxable	17,531	178	4.06%
Municipal Bonds — Nontaxable (2)	4,466	62	5.55%
U.S. Government Agency Securities	146,312	623	1.70%
Mortgage-Backed Securities	114,830	639	2.23%
Collateralized Mortgage Obligations	156,583	977	2.50%
Corporate Bonds	20,205	167	3.31%
Other Securities	13,186	89	2.70%

Total Investment Securities (2)	473,113	2,735	2.31%

Other Interest-Earning Assets:
Equity Securities	35,557	132	1.48%
Federal Funds Sold	6,699	8	0.48%
Term Federal Funds Sold	19,778	27	0.55%
Interest-Bearing Deposits in Other Banks	123,147	89	0.29%

Total Other Interest-Earning Assets	185,181	256	0.55%

TOTAL INTEREST-EARNING ASSETS (2)	$2,892,404	$33,896	4.75%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$113,080	$749	2.69%
Money Market Checking and NOW Accounts	448,807	1,002	0.91%
Time Deposits of $100,000 or More	1,051,340	4,059	1.57%
Other Time Deposits	282,418	925	1.33%

Total Interest-Bearing Deposits	1,895,645	6,735	1.44%

Borrowings:
FHLB Advances	153,609	333	0.88%
Other Borrowings	1,437	—	—
Junior Subordinated Debentures	82,406	698	3.44%

Total Borrowings	237,452	1,031	1.76%

TOTAL INTEREST-BEARING LIABILITIES	$2,133,097	$7,766	1.48%

NET INTEREST INCOME (2)		$26,130

NET INTEREST SPREAD (2)			3.27%

NET INTEREST MARGIN (2)			3.66%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(Dollars in Thousands) (UNAUDITED)

	December 31, 2010
		Interest Income/
	Average Balance	Expense	Average Yield/ Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$746,868	$10,144	5.39%
Construction	66,221	416	2.49%
Residential Property	63,716	747	4.65%

Total Real Estate Loans	876,805	11,307	5.12%
Commercial and Industrial Loans (1)	1,421,369	20,435	5.70%
Consumer Loans	52,251	660	5.01%

Total Gross Loans	2,350,425	32,402	5.47%
Prepayment Penalty Income	—	64	—
Unearned Income on Loans, Net of Costs	(765)	—	—

Gross Loans, Net	2,349,660	32,466	5.48%

Investment Securities:
Municipal Bonds — Taxable	14,860	189	5.09%
Municipal Bonds -Nontaxable (2)	6,322	14	0.89%
U.S. Government Agency Securities	84,904	389	1.83%
Mortgage-Backed Securities	107,764	467	1.73%
Collateralized Mortgage Obligations	108,491	550	2.03%
Corporate Bonds	16,151	135	3.34%
Other Securities	12,462	110	3.53%

Total Investment Securities (2)	350,954	1,854	2.11%

Other Interest-Earning Assets:
Equity Securities	35,883	135	1.50%
Federal Funds Sold	8,239	11	0.53%
Term Federal Funds Sold	3,043	4	0.53%
Interest-Bearing Deposits in Other Banks	213,518	149	0.28%

Total Other Interest-Earning Assets	260,683	299	0.46%

TOTAL INTEREST-EARNING ASSETS (2)	$2,961,297	$34,619	4.64%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$116,220	$804	2.74%
Money Market Checking and NOW Accounts	414,773	1,003	0.96%
Time Deposits of $100,000 or More	1,127,027	4,736	1.67%
Other Time Deposits	291,198	1,049	1.43%

Total Interest-Bearing Deposits	1,949,218	7,592	1.55%

Borrowings:
FHLB Advances	153,693	339	0.88%
Other Borrowings	1,603	—	0.00%
Junior Subordinated Debentures	82,406	711	3.42%

Total Borrowings	237,702	1,050	1.75%

TOTAL INTEREST-BEARING LIABILITIES	$2,186,920	$8,642	1.57%

NET INTEREST INCOME (2)		$25,977

NET INTEREST SPREAD (2)			3.07%

NET INTEREST MARGIN (2)			3.48%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(Dollars in Thousands) (UNAUDITED)

	March 31, 2010
		Interest Income/
	Average Balance	Expense	Average Yield/ Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$836,147	$11,374	5.52%
Construction	113,115	1,394	5.00%
Residential Property	74,077	783	4.29%

Total Real Estate Loans	1,023,339	13,551	5.37%
Commercial and Industrial Loans (1)	1,682,429	22,235	5.36%
Consumer Loans	61,197	849	5.63%

Total Gross Loans	2,766,965	36,635	5.37%
Prepayment Penalty Income	—	60	—
Unearned Income on Loans, Net of Costs	(1,264)	—	—

Gross Loans, Net	2,765,701	36,695	5.38%

Investment Securities:
Municipal Bonds — Taxable	—	—	—
Municipal Bonds -Nontaxable (2)	7,549	118	6.25%
U.S. Government Agency Securities	32,120	383	4.77%
Mortgage-Backed Securities	61,920	490	3.17%
Collateralized Mortgage Obligations	11,382	113	3.97%
Corporate Bonds	—	—	—
Other Securities	12,369	98	3.17%

Total Investment Securities (2)	125,340	1,202	3.84%

Other Interest-Earning Assets:
Equity Securities	39,369	125	1.27%
Federal Funds Sold	14,118	17	0.48%
Term Federal Funds Sold	—	—	—
Interest-Bearing Deposits in Other Banks	66,410	55	0.33%

Total Other Interest-Earning Assets	119,897	197	0.66%

TOTAL INTEREST-EARNING ASSETS (2)	$3,010,938	$38,094	5.13%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$115,625	$824	2.89%
Money Market Checking and NOW Accounts	558,916	1,622	1.18%
Time Deposits of $100,000 or More	924,055	4,677	2.05%
Other Time Deposits	505,264	2,581	2.07%

Total Interest-Bearing Deposits	2,103,860	9,704	1.87%

Borrowings:
FHLB Advances	173,062	346	0.81%
Other Borrowings	1,664	—	—
Junior Subordinated Debentures	82,406	669	3.29%

Total Borrowings	257,132	1,015	1.60%

TOTAL INTEREST-BEARING LIABILITIES	$2,360,992	$10,719	1.84%

NET INTEREST INCOME (2)		$27,375

NET INTEREST SPREAD (2)			3.29%

NET INTEREST MARGIN (2)			3.69%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

Non-GAAP Financial Measures
     Tangible Common Equity to Tangible Assets Ratio
     Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi Bank and Hanmi Financial’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Bank and Hanmi Financial. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
     The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:
HANMI BANK
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	March 31,
	2011	2010	2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO
Total Assets	$2,872,804	$2,900,415	$3,011,524
Less Other Intangible Assets	(303)	(450)	(1,058)

Tangible Assets	$2,872,501	$2,899,965	$3,010,466

Total Stockholders’ Equity	$261,639	$249,637	$178,513
Less Other Intangible Assets	(303)	(450)	(1,058)

Tangible Stockholders’ Equity	$261,336	$249,187	$177,455

Total Stockholders’ Equity to Total Assets Ratio	9.11%	8.61%	5.93%
Tangible Common Equity to Tangible Assets Ratio	9.10%	8.59%	5.89%
HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	March 31,
	2011	2010	2010
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO
Total Assets	$2,879,666	$2,907,148	$3,018,301
Less Other Intangible Assets	(2,015)	(2,233)	(3,055)

Tangible Assets	$2,877,651	$2,904,915	$3,015,246

Total Stockholders’ Equity	$184,051	$173,256	$101,022
Less Other Intangible Assets	(2,015)	(2,233)	(3,055)

Tangible Stockholders’ Equity	$182,036	$171,023	$97,967

Total Stockholders’ Equity to Total Assets Ratio	6.39%	5.96%	3.35%
Tangible Common Equity to Tangible Assets Ratio	6.33%	5.89%	3.25%